Exhibit 99.1

OFS CAPITAL CORPORATION ANNOUNCES CERTAIN PRELIMINARY ESTIMATES OF ITS THIRD QUARTER 2021 FINANCIAL RESULTS

Chicago, IL - October 19, 2021 - OFS Capital Corporation (Nasdaq: OFS) (“OFS Capital,” “we,” “us,” or “our”) today announced certain preliminary estimates of its financial results for the quarter ended September 30, 2021.
PRELIMINARY ESTIMATES OF CERTAIN FINANCIAL HIGHLIGHTS
•Net asset value per share was estimated to be between $14.11 and $14.21 per common share at September 30, 2021. This compares to a net asset value per common share of $13.42 at June 30, 2021.
•Net investment income was estimated to be between $0.23 and $0.25 per common share for the quarter ended September 30, 2021. This compares to net investment income of $0.24 per common share for the quarter ended June 30, 2021.
•Adjusted net investment income(1) was estimated to be between $0.24 and $0.26 per common share for the quarter ended September 30, 2021.
•No additional loans were placed on non-accrual status in the quarter.
•SBA debentures were permanently reduced by $25.6 million during the quarter. Principal amounts of our outstanding borrowings were as follows (in millions):

	As of September 30, 2021	As of June 30, 2021
Secured lines of credit	$45.9	$24.1
SBA debentures	69.9	95.5
Unsecured debt*	204.3	204.3
Total debt	$320.1	$323.9
* On October 1, 2021, we caused notices to be issued to the holders of OFS Capital's 6.25% unsecured notes due September 2023 regarding our exercise of our option to redeem on November 1, 2021 all $25.0 million in aggregate principal amount of the issued and outstanding 6.25% unsecured notes due September 2023 plus accrued and unpaid interest.
•At September 30, 2021, we had $7.0 million in cash and unused capacity under our credit facilities.
These estimates are subject to the completion of our financial closing procedures and are not a comprehensive statement of our financial position, results of operations, or cash flows for the quarter ended September 30, 2021. The fair values of our portfolio investments are yet to be approved by our board of directors, and management's review of subsequent events, including discovery of information affecting the fair values of our portfolio investments, is on-going.
The preliminary financial estimates provided herein have been prepared by, and are the responsibility of OFS Capital's management. KPMG LLP has not audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.
(1) Supplemental information regarding adjusted net investment income:
On a supplemental basis, management provides disclosure of adjusted net investment income ("Adjusted NII") on a per share basis, which is a financial measure calculated and presented on a basis of accounting other than in accordance with generally accepted accounting principles of the United States of America (“GAAP”). Adjusted NII excludes the expense related to capital gains incentives incurred under our investment advisory and management agreement with OFS Advisor (“Advisory Agreement”). Our Advisory Agreement includes a two part incentive fee: part one that provides incentive fees based on our pre-incentive fee net investment income for the immediately preceding calendar quarter, and part two that provides incentive fees based on our cumulative net realized gains since inception of the Advisory Agreement (the “Capital Gains Incentive Fee”). GAAP requires recognition of this expense as incurred, necessitating an accrual for fees on unrealized gains. Thus, the Capital Gains Incentive Fee recognized in our September 30, 2021, financial statements is not currently payable under the terms of the Advisory Agreement. Moreover, since the Capital Gains Incentive Fee is determined, in part, on the basis of net unrealized gains as of September 30, 2021, such fees are subject to reversal should net unrealized gains diminish or revert to net unrealized losses. Additionally, GAAP requires such fees to be included as a component of net investment income. Management believes this measure facilitates analysis of our results of operations and provides greater transparency into the determination of incentive fees. Adjusted NII is not meant as a substitute for net investment income determined in accordance with GAAP and should be considered in the context of the entirety of our reported results of operations, financial position and cash flows determined in accordance with GAAP. A reconciliation of net investment income determined in accordance with GAAP to Adjusted NII is set forth in Schedule I.

Schedule 1
Non-GAAP Financial Measure – Adjusted Net Investment Income
On a supplemental basis, we disclose Adjusted NII on a per share basis, which is a financial measure calculated and presented on a basis of accounting other than in accordance with GAAP. Management believes that Adjusted NII is a useful indicator of future operations and that providing this measure may facilitate a more complete analysis and greater transparency into our ongoing operations, particularly in comparing underlying results from period to period, and afford investors a view of results that may be more easily compared to those of other companies.
The following table provides a reconciliation from net investment income (the most comparable GAAP measure) to Adjusted NII for the three months ended September 30, 2021.

Per Common Share
Net investment income	$0.23 to $0.25
Capital gains incentive fee	0.01
Adjusted Net Investment Income	$0.24 to $0.26

ABOUT OFS CAPITAL
OFS Capital Corporation is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company. OFS Capital's investment objective is to provide stockholders with both current income and capital appreciation primarily through debt investments and, to a lesser extent, equity investments. OFS Capital invests primarily in privately held middle-market companies in the United States, including lower-middle-market companies, targeting investments of $3 million to $20 million in companies with annual EBITDA between $5 million and $50 million. OFS Capital offers flexible solutions through a variety of asset classes including senior secured loans, which includes first-lien, second-lien and unitranche loans, as well as subordinated loans and, to a lesser extent, warrants and other equity securities. OFS Capital's investment activities are managed by OFS Capital Management, LLC, an investment adviser registered under the Investment Advisers Act of 19402, as amended, and headquartered in Chicago, Illinois, with additional offices in New York and Los Angeles.

FORWARD-LOOKING STATEMENTS
This report may contain forward-looking statements that involve substantial risks and uncertainties, including the future operating results of OFS Capital. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in OFS Capital’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission under the section “Risk Factors,” and in "Part II, Item 1A. Risk Factors" in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, as well as other documents that may be filed by OFS Capital from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. OFS Capital is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:
Steve Altebrando
646-652-8473
saltebrando@ofsmanagement.com

2 Registration does not imply a certain level of skill or training